Exhibit 99.1

Contacts

V.I. Technologies, Inc. (Vitex)

John R. Barr

617-926-1551

john.barr@vitechnologies.com

or

Thomas T. Higgins

617-926-1551

tom.higgins@vitechnologies.com

Vitex Reschedules Special Shareholders Meeting

Watertown, MA (October 13, 2004) — V.I. Technologies, Inc. (Nasdaq: VITX) (“Vitex” or “the Company”), a biotechnology company dedicated to developing the next generation of anti-infective products, announced today that it adjourned and rescheduled its special meeting of shareholders which is being held to vote on proposals related to the Company’s proposed merger with Panacos Pharmaceuticals. The meeting was rescheduled to October 29, 2004, to allow Vitex time to continue discussions with respect to the financing proposals and the merger. Under the terms of the Merger Agreement between Panacos and the Company, financing proposals require the consultation and approval of both companies.

During the period until the meeting is reconvened, Vitex shareholders may continue to submit their proxies to vote on the merger proposals. Proxies already submitted for the special meeting of shareholders will be effective at the reconvened special meeting. Vitex reported that, to date, proxies representing a majority of its outstanding shares have been submitted in favor of the merger proposals.

The rescheduled special meeting of shareholders will be held on Friday, October 29 at 10:00 AM EDT at the law offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111.

About Vitex

Vitex is developing the next generation of anti-infective products. The Company’s proprietary INACTINE™ technology, currently in a Phase III clinical trial for use in acute transfusions, is designed to inactivate a wide range of viruses, bacteria and parasites in units of red blood cells, and has also demonstrated its ability to remove prion proteins from red cell units. Over 40 million red cell units are transfused annually in the U.S., Europe and Japan. For more information on Vitex, please visit our web site at: http://www.vitechnologies.com.

Vitex announced that it entered into a definitive merger agreement with privately-held Panacos Pharmaceuticals, a biotechnology company discovering and developing novel antiviral drugs for the treatment of HIV and other major human viral diseases. Terms of the merger, which is subject to the approval of the shareholders of Vitex and Panacos, are contained in the Joint Proxy Statement/ Prospectus dated July 13, 2004 and in the Form S-4 Registration Statement on file with the Securities and Exchange Commission.

Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as execution of the Company’s financing plans, quarterly fluctuations in operating results, anticipated clinical trial timelines or results, the timely availability of new products, market acceptance of the Company’s products, the impacts of competitive products and pricing, government regulation of the Company’s products and other risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

Vitex filed a Registration Statement on Form S-4, as amended, in connection with the merger, and Vitex and Panacos have mailed a Joint Proxy Statement/Prospectus to their stockholders containing information about the merger. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully. The Registration Statement and the Joint Proxy Statement/Prospectus contain important information about Vitex, Panacos, the merger and related matters. Investors and security holders can obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov, and by calling Vitex Investor Relations at 617-926-1551.

Vitex and Panacos, and their respective directors, executive officers and certain members of management and employees will be soliciting proxies from Vitex and Panacos stockholders in favor of the adoption of the merger agreement and the transactions associated with the merger. A description of any interests that Vitex’s and Panacos’ directors and executive officers have in the merger is available in the Joint Proxy Statement/Prospectus.